As filed with the Securities and Exchange Commission on July 3, 1996
                              Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                     BT OFFICE PRODUCTS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                       13-3245865
        (State of Incorporation)     (I.R.S. Employer Identification No.)

                             2150 E. Lake Cook Road
                       Buffalo Grove, Illinois 60089-1877
                    (Address of principal executive offices)
                              --------------------

          BT Office Products International, Inc. 1995 Stock Option Plan
                                       and
                  Non-Qualified Stock Option Agreement Between
         BT Office Products International, Inc. and Herman C. Brauckmann
                             (Full titles of plans)
                              --------------------

                                John J. McKiernan
                  Vice President - Finance and Administration,
                      Chief Financial Officer and Secretary
                     BT Office Products International, Inc.
                             2150 E. Lake Cook Road
                       Buffalo Grove, Illinois 60089-1877
                                 (847) 793-7500
       (Name and address of agent for service, including telephone number)
                              --------------------

                                    Copy to:
                       Winthrop, Stimson, Putnam & Roberts
                              695 East Main Street
                              Post Office Box 6760
                        Stamford, Connecticut 06904-6760
                                 (203) 348-2300
                       Attention: Frode Jensen, III, Esq.

                         CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                        Amount          Proposed maximum        Proposed maximum        Amount of
Title of securities                      to be           offering price        aggregate offering     registration
to be registered                       registered          per share <F1>             price <F1>            fee <F2>
- ---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
share                                 4,208,000             $18.125               $76,270,000           $26,298
===========================================================================================================================

         <F1>  Estimated  pursuant  to Rule  457(c)  and Rule  457(h)  under the
         Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices of BT Office Products International, Inc. Common Stock as reported on the New York Stock Exchange on June 28, 1996.

         <F2> The registration fee for the securities registered hereby has been calculated pursuant to Rule 457(h)(1), under the Securities Act and pursuant to Section 6(b) of the Securities Act.

                                     PART I

               INFORMATION REQUIRED IN A SECTION 10(a) PROSPECTUS

    Note: The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


Item 1.      Plan Information.

             See Note above.


Item 2.      Registrant Information and Employee Plan Annual Information.

             See Note above.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.      Incorporation of Documents by Reference

             The following documents which have heretofore been filed by BT Office Products International, Inc. (the "Registrant") (File No. 1-13858) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the Securities Act are incorporated by reference herein and shall be deemed to be a part hereof:

             1.  The   Registrant's   Amendment  on  Form  10-Q/A  amending  the
    Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996.

             2. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996.

             3.  The  Registrant's  Amendment  on  Form  10-K/A-1  amending  the
    Registrant's  Annual  Report on Form 10-K for the year  ended  December  31,
    1995.

             4. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

             5. The Registrant's Current Reports on Form 8-K filed on March 29, 1996 and May 20, 1996.

             6. The description of the Registrant's capital stock contained in Amendment No. 2 to the Registrant's Registration Statement on Form S-1 filed on July 7, 1995 pursuant to the Securities Act (Registration No. 33-12124), including any amendment or report filed for the purpose of updating such description.

             All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

             Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.      Description of Securities.

             Not applicable.


Item 5.      Interests of Named Experts and Counsel.

             Legal matters in connection with the shares of Common Stock subject to issuance pursuant to the BT Office Products International, Inc. 1995 Stock Option Plan or the Non- Qualified Stock Option Agreement between the Registrant and Herman C. Brauckmann have been passed upon by Winthrop, Stimson, Putnam and Roberts. Frode Jensen, III, a member of that firm, is Assistant Secretary of the Registrant.

Item 6.      Indemnification of Directors and Officers.

             The Amended and Restated Certificate of Incorporation of the Registrant provides that no director of the Registrant shall have any personal liability to the Registrant or its stockholders for any monetary damages for breach of fiduciary duty as a director, except that the Amended and Restated Certificate of Incorporation does not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit.

             The By-laws of the Registrant provide that, to the fullest extent permitted by the laws of the State of Delaware:

             (a) The Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant), by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

             (b) The Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

             The By-laws of the  Registrant  further  provide that to the extent that a director, officer, employee or agent of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith;

that expenses (including attorneys' fees) incurred by a director or officer of the Registrant in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Registrant as authorized in the By-Laws of the Registrant; that the indemnification and advancement of expenses provided by, or granted pursuant to, the provisions of the By-Laws of the Registrant shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled; and that the Registrant is authorized, pursuant to the discretion of the Board of Directors, to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the By-Laws of the Registrant.

             The Registrant has also entered into agreements with its officers and directors to provide supplemental indemnification consistent with the Registrant's Amended and Restated Certificate of Incorporation and By-laws.

Item 7.      Exemption from Registration Claimed.

             Not applicable.

Item 8.      Exhibits.

Exhibit
Number                              Description
- -------                             -----------

   4      -    Form of Stock Certificate (incorporated by reference to Exhibit
               4.1 to Amendment No. 2 to the  Registrant's  Registration
               Statement on Form S-1 under the 1933 Act (Registration No.
               33-92124)).

   5      -    Opinion of Winthrop, Stimson, Putnam & Roberts.

  23(a)   -    Consent of Ernst & Young LLP.

  23(b)   -    Consent of Winthrop, Stimson, Putnam & Roberts (included in
               Exhibit 5).

  24      -    Power of Attorney (contained on signature page hereof).

  99(a)   -    BT Office Products International, Inc. 1995 Stock Option Plan.

  99(b)   -    Amended and Restated Non-Qualified Stock Option Agreement between the Registrant and Herman C. Brauckmann.

Item 9.  Undertakings.

             (1)  The undersigned Registrant hereby undertakes:

             (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs are contained in periodic reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

             (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (2) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the issuer's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

             (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo Grove, State of Illinois, on this 3rd day of July, 1996.

                            BT OFFICE PRODUCTS INTERNATIONAL, INC.



                            By: /s/ Rudolf A.J. Huyzer
                            ---------------------------------------
                            Rudolf A.J. Huyzer
                            President, Chief Executive Officer and Director






             KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Rudolf A.J. Huyzer and John J. McKiernan his or her true and lawful attorney-in-fact and to act for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed pursuant to the Securities Act of 1933 in connection with the registration of shares of Common Stock, par value $.01 per share, of BT Office Products International, Inc., and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                             Date
- ---------                           -----                             -----



/s/ Frank J. de Wit          Chairman of the Board of
- --------------------------          Directors                     July 3, 1996
(Frank J. de Wit)


                              President, Chief Executive
/s/ Rudolf A.J. Huyzer           Officer and Director             July 3, 1996
- --------------------------
(Rudolf A.J. Huyzer)


                               Vice President-Finance and
                                 Administration, Chief
/s/ John J. McKiernan            Financial Officer and
- ---------------------------          Secretary                    July 3, 1996
(John J. McKiernan)


                                Controller and Chief
/s/ Francis J. Leonard            Accounting Officer
- ---------------------------
(Francis J. Leonard)                                              July 3, 1996



/s/ Rob W.J.M. Bonnier
- ---------------------------       Director
(Rob W.J.M. Bonnier)                                              July 3, 1996



/s/ Karl M. von der Heyden
- ---------------------------       Director
(Karl M. von der Heyden)                                          July 3, 1996



/s/ Lorrence T. Kellar
- ---------------------------       Director
(Lorrence T. Kellar)                                              July 3, 1996



/s/ Frans H.J. Koffrie
- ---------------------------       Director
(Frans H.J. Koffrie)                                              July 3, 1996



/s/ James B. Miller
- ---------------------------       Director
(James B. Miller)                                                 July 3, 1996

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------


                                    EXHIBITS

                                   filed with

                             Registration Statement

                                       on

                                    Form S-8

                                      under

                           The Securities Act of 1933

                               -------------------


          BT Office Products International, Inc. 1995 Stock Option Plan
                                       and
                  Non-Qualified Stock Option Agreement Between
         BT Office Products International, Inc. and Herman C. Brauckmann



                     BT OFFICE PRODUCTS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                                  EXHIBIT INDEX


          BT Office Products International, Inc. 1995 Stock Option Plan
                                       and
                  Non-Qualified Stock Option Agreement Between
                     The Registrant and Herman C. Brauckmann






Exhibit
Number                  Description                                      Page
- -------                 -----------                                      ----

*4    -      Form of Stock Certificate (incorporated by reference
             to Exhibit 4.1 to Amendment No. 2 to the Registrant's
             Registration Statement on Form S-1 under the 1933 Act
             (Registration No. 33-92124)).

5     -      Opinion of Winthrop, Stimson, Putnam & Roberts.

23(a) -      Consent of Ernst & Young LLP.

23(b) -      Consent of Winthrop, Stimson, Putnam & Roberts (included in
             Exhibit 5).

24    -      Power of Attorney (contained on signature page hereof).

99(a) -      BT Office Products International, Inc. 1995 Stock Option Plan.

99(b) - Amended and Restated Non-Qualified Stock Option Agreement between the Registrant and Herman C. Brauckmann


- ------------------------------------

*  Incorporated by reference.